UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 18, 2007 (January 11, 2007)

SULPHCO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32636	88-0224817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

Registrant’s telephone number, including area code (775) 829-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Dismissal of the Chairman of the Board and Chief Executive Officer

On January 12, 2007, the Board of Directors of SulphCo, Inc. (the “Company”) removed Dr. Rudolf W. Gunnerman from the office of Chairman of the Board of Directors and as Chief Executive Officer of the Company, effective immediately. Dr. Gunnerman shall continue to serve as a director of the Company.

Appointment of New Chief Executive Officer

On January 12, 2007, the Board of Directors of the Company appointed Dr. Larry Ryan to serve as Chief Executive Officer of the Company. Dr. Ryan is 35 years old and was a senior executive leader at General Electric Company, GE Advanced Materials Division from 1998 to January, 2007.

In connection with Dr. Ryan’s appointment, the Company has entered into an employment agreement with him and, pursuant to the terms of such agreement, has agreed to pay him a base salary of $300,000 per annum and to grant him stock options to purchase one hundred fifty thousand (150,000) shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. Within ten (10) days following the effective date of the agreement, Dr. Ryan will receive a one-time signing bonus of $105,000. In addition, Dr. Ryan will be eligible to receive annual bonuses based on his performance and the overall performance of the Company, with a target bonus of up to 50% of his base salary, payable in the sole discretion of the Board and the Compensation Committee.

The employment agreement will continue until the first anniversary of its effective date, with automatic one (1) year extension thereafter, unless otherwise terminated by Dr. Ryan or the Company.

SECTION 7 - REGULATION FD

Item 7.01 Reg FD Disclosure.

On January 11, 2007, Dr. Gunnerman participated in a podcast with the BizRadio Network to discuss the Company and its products. During the podcast, Dr. Gunnerman made various statements regarding the status of the Company, including predicting that the Company will be profitable in February 2007 and commenting on the future operations of its plant in Fujairah. The new management of the Company disavows such statements and advises that these statements should not be relied upon for any purposes whatsoever.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number   Description
10.1  Employment Agreement for Larry Ryan
99.1  Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SULPHCO, INC.

Dated as of: January 18, 2007	By:	/s/ Larry Ryan

Name: Dr. Larry Ryan Title: CEO